Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS FIRST QUARTER RESULTS FOR 2020
Company prioritizes global associates, customers and long-term financial health of the business in response to the COVID-19 pandemic
CHICAGO, April 29, 2020 - Littelfuse, Inc. (NASDAQ: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing, today reported financial results for the first quarter ended March 28, 2020:

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Net sales of $346.1 million were down 15% versus the prior year period, and down 13% organically, primarily due to electronics inventory rebalancing and production and demand impacts related to the COVID-19 pandemic

•	Growth by segment versus the prior year period:

•	Electronics sales decreased 19% (down 18% organically)

•	Automotive sales decreased 8% (down 6% organically)

•	Industrial sales increased 2% (up 2% organically)

•	GAAP diluted EPS was $1.00; adjusted diluted EPS was $1.29

•	GAAP effective tax rate was 30.6% and the adjusted effective tax rate was 26.5%

•	Cash flow from operations was $45.3 million and free cash flow was $28.7 million

Liquidity and Capital Allocation

•	As of the end of the first quarter, the company had $621 million of cash and $774 million of debt

•	The company repurchased approximately $23 million of its shares in the quarter

•	The company borrowed $100 million from its credit facility in the quarter to preserve financial flexibility and enhance liquidity

•	On April 3, the company amended and extended its $700 million senior unsecured revolving credit facility, providing additional flexibility and reducing costs
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The company’s current share repurchase authorization expires on April 30, 2020, which will be replaced with a new one million share authorization effective through April 30, 2021. The company is suspending share repurchase activity for the near-term.

•
The company will pay a cash dividend on its common stock of $0.48 per share on June 4, 2020 to shareholders of record as of May 21, 2020. If the macro environment disruption intensifies or is sustained, the Board of Directors may consider a change in the dividend.

•	2020 forecasted capital expenditures have been reduced to $60 million for the year

“These are challenging times and our company is doing its part to help flatten the curve in response to the COVID-19 pandemic,” said Dave Heinzmann, Littelfuse President and Chief Executive Officer. “Our first priority is our global associates - to protect the health and well-being of them, their families, and the communities where we operate, while working to preserve jobs. Our second priority is to continue to support and serve the critical needs of our customers. Our third priority is the long-term financial health of the business. Over the past several years, we have maintained a conservative financial position, which is even more important during these uncertain times. We have made structural changes over the years to strengthen our business, and along with decisive actions we have taken over the past several weeks, we expect to come out stronger on the other side of this challenge.”

2020 Outlook*:

•
For the second quarter of 2020, the company expects net sales to be down approximately 20% sequentially, with an approximately 45% adjusted operating income fall through, reflecting the impact of COVID-19 on the supply chain and end demand environment

•	The company is withdrawing its full year 2020 guidance issued on January 29 due to limited visibility of COVID-19 impacts
*Littelfuse provides an estimate regarding operating income on a non-GAAP basis. GAAP items excluded may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to estimate the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

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Conference Call and Webcast Information
Littelfuse will host a conference call today, Wednesday, April 29, 2020, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast live and available for replay at Littelfuse.com.

About Littelfuse
Littelfuse (NASDAQ: LFUS) is a global manufacturer of leading technologies in circuit protection, power control and sensing. Serving over 100,000 end customers, our products are found in automotive and commercial vehicles, industrial applications, data and telecommunications, medical devices, consumer electronics and appliances. Our 11,000 worldwide associates partner with customers to design, manufacture and deliver innovative, high-quality solutions, for a safer, greener and increasingly connected world - everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. These statements may involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 28, 2019. Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 28, 2019 and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov.

These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.
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Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of organic sales growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, consolidated total debt, consolidated EBITDA (as defined in the private placement senior notes), and ratio of consolidated total debt to consolidated EBITDA . Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic sales growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that consolidated total debt, consolidated EBITDA, and ratio of consolidated total debt to consolidated EBITDA are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

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LFUS-F

LITTELFUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands)	March 28, 2020	December 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$620,575	$531,139
Short-term investments	43	44
Trade receivables, less allowances of $37,482 and $42,043 at March 28, 2020 and December 28, 2019, respectively	207,912	202,309
Inventories	227,282	237,507
Prepaid income taxes and income taxes receivable	4,253	4,831
Prepaid expenses and other current assets	32,418	28,564
Total current assets	1,092,483	1,004,394
Net property, plant, and equipment	334,829	344,617
Intangible assets, net of amortization	308,393	321,247
Goodwill	812,763	820,589
Investments	21,248	24,099
Deferred income taxes	7,608	8,069
Right of use lease assets, net	20,611	21,918
Other assets	14,694	14,965
Total assets	$2,612,629	$2,559,898
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$106,796	$117,320
Accrued liabilities	73,512	84,120
Accrued income taxes	17,907	14,122
Current portion of long-term debt	10,000	10,000
Total current liabilities	208,215	225,562
Long-term debt, less current portion	764,195	669,158
Deferred income taxes	49,698	49,763
Accrued post-retirement benefits	35,904	38,198
Non-current operating lease liabilities	15,960	17,166
Other long-term liabilities	61,709	64,037
Total equity	1,476,948	1,496,014
Total liabilities and equity	$2,612,629	$2,559,898

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 28, 2020	March 30, 2019
Net sales	$346,096	$405,500
Cost of sales	222,384	250,272
Gross profit	123,712	155,228

Selling, general, and administrative expenses	54,386	62,955
Research and development expenses	14,595	21,409
Amortization of intangibles	9,981	10,191
Total operating expenses	78,962	94,555
Operating income	44,750	60,673

Interest expense	5,418	5,686
Foreign exchange loss	2,584	4,243
Other expense, net	1,249	4,305
Income before income taxes	35,499	46,439
Income taxes	10,855	9,450
Net income	$24,644	$36,989

Income per share:
Basic	$1.01	$1.50
Diluted	$1.00	$1.48

Weighted-average shares and equivalent shares outstanding:
Basic	24,393	24,717
Diluted	24,578	25,009

Comprehensive income	$9,665	$45,062

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(in thousands)	March 28, 2020	March 30, 2019
OPERATING ACTIVITIES
Net income	$24,644	$36,989
Adjustments to reconcile net income to net cash provided by operating activities:	35,626	35,376
Changes in operating assets and liabilities:
Trade receivables	(9,457)	(5,800)
Inventories	6,667	(3,250)
Accounts payable	(3,964)	(8,499)
Accrued liabilities and income taxes	(7,012)	(27,170)
Prepaid expenses and other assets	(1,225)	3,273
Net cash provided by operating activities	45,279	30,919

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(775)
Purchases of property, plant, and equipment	(16,586)	(14,076)
Proceeds from sale of property, plant, and equipment	50	607
Net cash used in investing activities	(16,536)	(14,244)

FINANCING ACTIVITIES
Net proceeds (payments) from credit facility	97,500	(5,000)
Purchases of common stock	(22,927)	(17,906)
Cash dividends paid	(11,725)	(10,625)
All other cash provided by financing activities	2,956	2,198
Net cash provided by (used in) financing activities	65,804	(31,333)
Effect of exchange rate changes on cash and cash equivalents	(5,111)	1,539
Increase (decrease) in cash and cash equivalents	89,436	(13,119)
Cash and cash equivalents at beginning of period	531,139	489,733
Cash and cash equivalents at end of period	$620,575	$476,614

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	First Quarter
(in thousands)	2020	2019	% Growth /(Decline)
Net sales
Electronics	$214,189	$265,394	(19.3)%
Automotive	104,770	113,483	(7.7)%
Industrial	27,137	26,623	1.9%
Total net sales	$346,096	$405,500	(14.6)%

Operating income (loss)
Electronics	$32,272	$49,037	(34.2)%
Automotive	14,116	13,200	6.9%
Industrial	3,534	3,505	0.8%
Other(a)	(5,172)	(5,069)	N.M.
Total operating income	$44,750	$60,673	(26.2)%
Operating Margin	12.9%	15.0%

Interest expense	5,418	5,686
Foreign exchange loss	2,584	4,243
Other expense, net	1,249	4,305
Income before income taxes	$35,499	$46,439	(23.6)%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs and restructuring and impairment charges. (See Supplemental Financial Information for details.)

N.M. - Not meaningful

	First Quarter
(in thousands)	2020	2019	% Growth /(Decline)
Operating Margin
Electronics	15.1%	18.5%	(3.4)%
Automotive	13.5%	11.6%	1.9%
Industrial	13.0%	13.2%	(0.2)%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts unaudited)

Non-GAAP EPS reconciliation
	Q1-20	Q1-19
GAAP diluted EPS	$1.00	$1.48
EPS impact of Non-GAAP adjustments (below)	0.29	0.48
Adjusted diluted EPS	$1.29	$1.96

Non-GAAP adjustments - (income)/expense
	Q1-20	Q1-19
Acquisition-related and integration costs (a)	$1.2	$2.4
Restructuring, impairment and other charges (b)	4.0	2.7
Non-GAAP adjustments to operating income	5.2	5.1
Other expense, net (c)	—	5.2
Non-operating foreign exchange loss	2.6	4.2
Non-GAAP adjustments to income before income taxes	7.8	14.5
Income taxes (d)	0.6	2.5
Non-GAAP adjustments to net income	$7.2	$12.0

Total EPS impact	$0.29	$0.48

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q1-20	Q1-19
Net sales	$346.1	$405.5
GAAP operating income	$44.8	$60.7
Add back non-GAAP adjustments	5.2	5.1
Adjusted operating income	$50.0	$65.8
Adjusted operating margin	14.4%	16.2%
Add back amortization	10.0	10.2
Add back depreciation	13.8	13.1
Adjusted EBITDA	$73.8	$89.1
Adjusted EBITDA margin	21.3%	22.0%

Net sales reconciliation	Q1-20 vs. Q1-19
	Electronics	Automotive	Industrial	Total
Net sales growth	(19)%	(8)%	2%	(15)%
Less:
FX impact	(1)%	(2)%	—%	(2)%
Organic net sales growth	(18)%	(6)%	2%	(13)%

Income tax reconciliation
	Q1-20	Q1-19
Income taxes	$10.9	$9.5
Effective rate	30.6%	20.3%
Non-GAAP adjustments - income taxes	0.6	2.5
Adjusted income taxes	$11.5	$12.0
Adjusted effective rate	26.5%	19.7%
Free cash flow reconciliation
	Q1-20	Q1-19
Net cash provided by operating activities	$45.3	$30.9
Less: Purchases of property, plant and equipment	(16.6)	(14.1)
Free cash flow	$28.7	$16.8

Consolidated Total Debt (1)	As of March 28, 2020
Current-portion of long-term debt	$10.0
Long-term debt, less current portion	764.2
Consolidated Total Debt (1)	$774.2

Consolidated EBITDA (as defined in the Private Placement Senior Notes) (2)	Twelve Months Ended March 28, 2020
Net Income	$126.7
Interest expense	22.0
Income taxes	28.2
Depreciation	53.2
Amortization	39.8
Non-cash reductions:
Stock-based compensation expense	18.0
Unrealized loss on investments	4.6
Impairment charges	2.6
Other	3.9
Consolidated EBITDA (as defined in the Private Placement Senior Notes) (2)	$299.0

Ratio of Consolidated Total Debt to Consolidated EBITDA (as defined in Private Placement Senior Notes)*	2.6x
* Our Private Placement Senior Notes, with maturities ranging from 2022 to 2030, contain a financial ratio covenant providing that if, as of the last day of each fiscal quarter, the ratio of Consolidated Total Debt at such time to Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Private Placement Senior Notes) is triggered
(1) Represents Consolidated Total Debt
(2) Represents Consolidated EBITDA as defined in our Private Placement Senior Notes and is calculated using the most recently concluded period of four consecutive quarters

Note: Total will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").
(b) $3.3 million and $0.7 million reflected in SG&A and cost of sales, respectively for the three months ended March 28, 2020 and $2.1 million and $0.6 million reflected in SG&A and cost of sales, respectively for the three months ended March 30, 2019.
(c) amounts as of March 30, 2019 include $2.8 million impairment charges to certain other investments, $2.6 million loss on the disposal of a business, and $0.3 million gain primarily related to the final payments for the acquisition of Monolith.
(d) reflected the tax impact associated with the non-GAAP adjustments.
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